COMMON SHARES OF BENEFICIAL INTEREST PAR VALUE $.001
Highland Credit Strategies Fund
THIS CERTIFIES THAT
CUSIP DDDODD DD D
FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST OF HIGHLAND CREDIT STRATEGIES FUND transferrable on the books of the trust by the holder hereof in person or by suly authorised attorney upon surrender of this certificate properly undersigned. This certificate and the shares represented hereby are issued and shall be subject to all of provisions of the trust as ammended time to time to all of which the holder by acceptance hereof assets. This certificate is not valid untill countersigned aand registered by the transfer agent and register.
Witness the factimate signatures of the duly authorised officers of the trust.
DATED:
COUNTERSIGNED AND REIGISTERED
ALPS MUTUAL TRUSTS SERVICES, INC.
TRANSFER AGENT AND REGISTRAR Signature To Come Signature To Come By
AUTHORISED SIGNATURE TO COME TO COME
Exhibit (d)

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT ACT-		Custodian

TEN ENT	-	as tenants by the entireties		(Cost)		(Minor)
JT TEN	-	as joint tenants with right		under Uniform Gifts to Minors
		of survivorship and not as		Act

		tenants in common			(State)
Additional abbreviations may also be used though not in the above list.
For Value Received                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

                                                                                                                             Common Shares of Beneficial Interest represented by the within Certificate and do hereby irrevocably constitute and appoint
                                                                                                                                                      Attorney to transfer the said shares on the books of the within-named Trust, with full power of substitution in the premises.
Dated

X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLON PROGRAM). PURSUANT TO SEC RULE 17 Ad.15

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714
711 ARMSTRONG LANE	PROOF OF MARCH 30, 2006
COLUMBIA, TENNESSEE 38401	HIGHLAND CREDIT STRATEGIES FUND
(931) 388-3003	TSB 23140 BACK
SALES: R JOHNS 212.269-0339X1	Operator: TERESA
/ ETHER 7 / LIVE JOBS / H / HIGHLAND / 23140 BACK	New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF